Exhibit 99.1

TransMedics Provides Additional Information on the Impact of the Release of the Valuation Allowance on Deferred Tax Assets on Previously Reported Fourth Quarter Financial Results

Andover, Mass. – February 27, 2026 – TransMedics Group, Inc. (“TransMedics”) (Nasdaq: TMDX), a medical technology company that is transforming organ transplant therapy for patients with end-stage lung, heart, and liver failure, today issued additional information on the impact of the valuation allowance on deferred tax assets reported in the Company’s fourth quarter financial results for the year ended December 31, 2025.

As previously disclosed, in the fourth quarter of 2025, TransMedics released a $103.3 million U.S. tax valuation allowance, which drove recognition of a net income tax benefit of $83.8 million in the fourth quarter. The Company released the U.S. tax valuation allowance because it determined that it had become more likely than not that future income would result in use of deferred tax assets.

TransMedics’ annual effective tax rate in 2025 was (77.0)%. TransMedics’ annual effective tax rate in 2025, without the impact of the tax valuation allowance release, was 19.1%, a difference of 96.1 percentage points.

An annual effective tax rate of 19.1% applied to fourth quarter income before income taxes of $21.6 million results in adjusted quarterly tax expense of $4.1 million. Fourth quarter net income was $105.4 million and net income per diluted share was $2.62. If the company applies an annual effective tax rate of 19.1%, fourth quarter adjusted net income is $17.5 million and net income per diluted share is $0.47.

In future periods, TransMedics expects to recognize a quarterly income tax provision more in line with U.S. statutory corporate income tax rates.

About TransMedics Group, Inc.

TransMedics is the world’s leader in portable extracorporeal warm perfusion and assessment of donor organs for transplantation. Headquartered in Andover, Massachusetts, the company was founded to address the unmet need for more and better organs for transplantation and has developed technologies to preserve organ quality, assess organ viability prior to transplant, and potentially increase the utilization of donor organs for the treatment of end-stage heart, lung, and liver failure.

Non-GAAP Measures

This release includes certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of those non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this release. The Company uses these non-GAAP measures as key performance indicators for the purpose of evaluating performance internally. We also believe that these non-GAAP measures provide investors with useful information with respect to our ongoing operations. Any non-GAAP financial measures presented are not, and should not be viewed as, substitutes for financial measures required by GAAP, have no standardized meaning prescribed by GAAP, and may not be comparable to the calculation of similar measures of other companies.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements address various matters, including, among other things, future results and events, including our expectations for recognizing our quarterly income tax provisions in future periods. For this purpose, all statements other than statements of historical facts are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “could,” “target,” “predict,” “seek” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties. Our management cannot predict all risks, nor can we assess the impact of all factors or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in or implied by any forward-looking statements we may make. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated in or implied by the forward-looking statements. Some of the key factors that could cause actual results to differ include: the fluctuation of our financial results from quarter to quarter; our ability to attract, train and retain key personnel; our dependence on the success of the Organ Care System (“OCSTM”); our ability to expand access to the OCS through our National OCS Program (“NOPTM”); our ability to improve the OCS platform, including by developing the next generation of the OCS products or expanding into new indications, and the development, and potential commercialization of our OCS Kidney device; the timing or results of clinical trials for the OCS, including pre- and post-approval studies; our ability to sustain profitability; our need to raise additional funding and our ability to obtain it on favorable terms, or at all; our ability to use net operating losses and research and development credit carryforwards; that we have identified a material weakness in our internal control over financial reporting, and that we may identify additional material weaknesses in the future; our ability to scale our manufacturing and sterilization capabilities to meet increasing demand for our products; the rate and degree of market acceptance of the OCS; our ability to educate patients, surgeons, transplant centers and private and public payors on the benefits offered by the OCS; our dependence on a limited number of customers for a significant portion of our revenue; our ability to maintain regulatory approvals or clearances for our OCS products in the United States, the European Union, and other select jurisdictions worldwide; our ability to adequately respond to the Food and Drug Administration (“FDA”), or other competent authorities, follow-up inquiries in a timely manner; the impact of healthcare policy changes, including recently enacted or potential future legislation or administrative actions affecting or reforming the U.S. healthcare system, Organ Procurement and

Transplantation Network (“OPTN”), or the FDA; the performance of our third-party suppliers and manufacturers; our use of third parties to transport donor organs and medical personnel for our NOP and our ability to maintain and grow our transplant logistics capabilities to support our NOP to reduce dependence on third party transportation, including by means of attracting, training and retaining pilots, and the acquisition, maintenance or replacement of fixed-wing aircraft for our aviation transportation services or other acquisitions, joint ventures or strategic investments; our ability to maintain Federal Aviation Administration (“FAA”) or other regulatory licenses or approvals for our aircraft transportation services; price increases of the components of our products and maintenance, parts and fuel for our aircraft; our manufacturing, sales, marketing and clinical support capabilities and strategy; attacks against our information technology infrastructure; the economic, political and other risks associated with our foreign operations; our ability to protect, defend, maintain and enforce our intellectual property rights relating to the OCS and avoid allegations that our products or services infringe, misappropriate or otherwise violate the intellectual property rights of third parties; the pricing of the OCS, as well as the reimbursement coverage for the OCS in the United States and internationally; regulatory developments in the United States, European Union and other jurisdictions; the impact of a shutdown of the U.S. government; the extent and success of competing products or procedures that are or may become available; our ability to service our 1.50% convertible senior notes, due 2028; our existing and any future indebtedness, including our ability to comply with affirmative and negative covenants under our credit agreements to which we will remain subject until maturity; the impact of any product recalls or improper use of our products; our international expansion plans and the costs related thereto; our estimates regarding revenue, expenses and needs for additional financing; and other factors that may be described in our filings with the Securities and Exchange Commission (the “SEC”). Additional information will be made available in our annual and quarterly reports and other filings that we make with the SEC. The forward-looking statements in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and we are not able to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Investor Contact:

Brian Johnston

Laine Morgan

Gilmartin Group

332-895-3222

Investors@transmedics.com

TransMedics Group, Inc.

NON-GAAP NET INCOME AND NET INCOME PER SHARE RECONCILIATIONS

(in thousands, except per share data)

	Three Months Ended December 31, 2025
	Income before income taxes	(Provision) benefit for income taxes	Net Income	Net income per share: Diluted
Reported	$21,633	$83,750	$105,383	$2.62
Non-GAAP adjustments:
Benefit on release of valuation allowance		(103,301)	(103,301)	(2.52)
Impact of valuation allowance release on effective annual tax rate (1)		15,414	15,414	0.38

Adjusted	$21,633	$(4,137)	$17,496	$0.47

(1)	Applies an annual effective tax rate of 19.1%, which is the annual effective tax rate for 2025 of (77.0)% adjusted by 96.1 percentage points due to the impact of the tax valuation allowance release.